                                                                  Exhibit 13(a)

                       LIST OF CONSENTS PURSUANT TO RULE 483(c)

Consent of Ernst & Young LLP, independent auditors, appears as Exhibit 13(b) hereto.

Consent of Coopers & Lybrand L.L.P., independent accountants, appears as Exhibit 13(c) hereto.


Consent of Sutherland, Asbill & Brennan LLP appears as Exhibit 13(d) hereto.